Exhibit 99.g(6)

CUSTODIAN SERVICES AGREEMENT

                             , 2007

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Dear Ladies and Gentlemen:

In accordance with Article 20 of the Custodian Services Agreement Terms and Conditions, dated October 20, 2000, as amended (the “Agreement”), between Credit Suisse Capital Funds (the “Trust”)/ Credit Suisse Institutional Fund, Inc. (the “Corporation”) and State Street Bank and Trust Company (the “Bank”), the Trust/Corporation hereby notifies the Bank of the Trust’s desire to amend Exhibit 1 of the Agreement to include the Credit Suisse Asia Bond Fund, a series of shares of beneficial interest of the Trust (the “Fund”)/the Asia Bond Portfolio, a series of shares of common stock of the Corporation (the “Portfolio”), and to have the Bank render services as custodian under the terms of the Agreement with respect to the Fund/Portfolio.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE CAPITAL FUNDS

By:
Name:
Title:

CREDIT SUISSE INSTITUTIONAL FUND, INC.

By:
Name:
Title:

Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

1